Exhibit 4.2
                                                                  EXECUTION COPY



                      RESIDENTIAL ASSET FUNDING CORPORATION



                                    Depositor



                                       and



                      HOME LOAN AND INVESTMENT BANK, F.S.B.



                               Unaffiliated Seller



                           ---------------------------





                         UNAFFILIATED SELLER'S AGREEMENT


                          Dated as of February 29, 2000

                                TABLE OF CONTENTS

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ARTICLE I.........................................................................................................1

        Section 1.01           Definitions........................................................................1


ARTICLE II........................................................................................................4

        Section 2.01           Agreement to Purchase..............................................................4

        Section 2.02           Purchase Price.....................................................................4

        Section 2.03           Conveyance of Mortgage Loans; Possession of Mortgage Files.........................5

        Section 2.04           Delivery of Mortgage Loan Documents................................................5

        Section 2.05           Acceptance of Mortgage Loans.......................................................7

        Section 2.06           Transfer of Mortgage Loans; Assignment of Agreement................................9

        Section 2.07           Examination of Mortgage Files......................................................9

        Section 2.08           Books and Records..................................................................9

        Section 2.09           Cost of Delivery of Documents.....................................................10


ARTICLE III......................................................................................................10

        Section 3.01           Representations and Warranties as to the Unaffiliated Seller......................10

        Section 3.02           Representations and Warranties Relating to the Mortgage Loans.....................12

        Section 3.03           Covenants of the Unaffiliated Seller..............................................19

        Section 3.04           Representations and Warranties of the Depositor...................................20

        Section 3.05           Repurchase Obligation for Defective Documentation and for Breach of a
                               Representation or Warranty........................................................21


ARTICLE IV.......................................................................................................23

        Section 4.01           Merger or Consolidation...........................................................23

        Section 4.02           Costs.............................................................................24

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
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        Section 4.03           Servicing.........................................................................24

        Section 4.04           Mandatory Delivery................................................................24

        Section 4.05           Indemnification...................................................................24


ARTICLE V........................................................................................................27

        Section 5.01           Conditions of Depositor's Obligations.............................................27

        Section 5.02           Conditions of Unaffiliated Seller's Obligations...................................29

        Section 5.03           Termination of Depositor's Obligations............................................29


ARTICLE VI.......................................................................................................30

        Section 6.01           Notices...........................................................................30

        Section 6.02           Severability of Provisions........................................................30

        Section 6.03           Agreement of Unaffiliated Seller..................................................30

        Section 6.04           Survival..........................................................................30

        Section 6.05           Effect of Headings and Table of Contents..........................................30

        Section 6.06           Successors and Assigns............................................................31

        Section 6.07           Governing Law.....................................................................31

        Section 6.08           Confirmation of Intent............................................................31

        Section 6.09           Execution in Counterparts.........................................................31

        Section 6.10           Miscellaneous.....................................................................31

Exhibit A -.......Closing Schedule -- Fixed Rate Loans
Exhibit B -.......Closing Schedule --ARMs
Exhibit C - ......Officer's Certificate
Exhibit D -.......Opinion of Counsel to Unaffiliated Seller

         This Agreement (the "Agreement"), dated as of February 29, 2000, by and between RESIDENTIAL ASSET FUNDING CORPORATION, a Delaware corporation (the "Depositor"), and HOME LOAN AND INVESTMENT BANK, F.S.B., a federal savings bank (the "Unaffiliated Seller").


                              W I T N E S S E T H:

         WHEREAS, Exhibit A attached hereto and made a part hereof lists certain conventional, one-to-four family fixed rate, first and second lien Mortgage Loans (the "Fixed Rate Group") owned by the Unaffiliated Seller that the Unaffiliated Seller desires to sell to the Depositor and that the Depositor desires to purchase;

         WHEREAS, Exhibit B attached hereto and made a part hereof lists certain conventional, one-to-four family adjustable rate first lien Mortgage Loans (the "ARM Group, and together with the Fixed Rate Group, the "Mortgage Loans") owned by the Unaffiliated Seller that the Unaffiliated Seller desires to sell to the Depositor and that the Depositor desires to purchase;

         WHEREAS, it is the intention of the Unaffiliated Seller and the Depositor that simultaneously with the Unaffiliated Seller's conveyance of the Mortgage Loans to Depositor on the Closing Date (a) the Depositor shall deposit the Mortgage Loans in a trust pursuant to a Pooling and Servicing Agreement to be dated as of February 29, 2000 (the "Pooling and Servicing Agreement"), to be entered into by and among the Depositor, as depositor, Home Loan and Investment Bank, F.S.B., as master servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee") and (b) the Trustee shall issue certificates (the "Certificates") evidencing beneficial ownership interests in the property of the trust fund formed by the Pooling and Servicing Agreement (the "Trust Fund") to the Depositor;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

         "ABS Term Sheet" means those materials delivered in the form of "Structural Term Sheets" or "Collateral Term Sheets," in each case within the meaning of the no-action letter dated February 13, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association for which the filing of such material is a condition of the relief granted in such letter.

         "Agreement" means this Unaffiliated Seller's Agreement, as amended or supplemented in accordance with the provisions hereof.

         "ARM Group" means the Group of adjustable rate Mortgage Loans, which are listed on Exhibit B hereto.

         "Certificate Insurer" means Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

         "Closing Date" shall have the meaning ascribed thereto in Section 2.01(c).

         "Closing Schedule" shall have the meaning ascribed thereto in Section 2.01(b).

         "Commission" means the Securities and Exchange Commission.

         "Computational Materials" means those materials delivered within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co., Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association for which the filing of such material is a condition of the relief granted in such letters.

         "Cut-Off Date" means the close of business, February 29, 2000.

         "Cut-Off Date Aggregate Principal Balance" means $55,275,337.06, the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date.

         "Cut-Off Date Principal Balance" means as to each Mortgage Loan, its unpaid principal balance as of the Cut-Off Date.

         "Deleted Mortgage Loan" shall have the meaning ascribed thereto in
Section 3.05.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fixed Rate Group" means the Group of fixed rate Mortgage Loans, which are listed on Exhibit A hereto.

         "Group" means either the ARM Group or Fixed Rate Group of Mortgage
Loans.

         "Mortgage" means the mortgage or deed of trust creating a first or second lien, as the case may be, on an estate in fee simple in real property, and securing a Mortgage Note, as amended or modified.

         "Mortgage Interest Rate" means, for any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan, as shown on the Closing Schedule.

         "Mortgage Loans" means such of the mortgage loans to be sold, transferred and assigned to the Depositor on the Closing Date pursuant to Article Two hereof (including the related Mortgage Notes and related Mortgages), all as identified in the Closing Schedule.

         "Mortgage Note" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, as amended or modified.

         "Mortgaged Property" means the property subject to a Mortgage.

         "Mortgagor" means the obligor on a Mortgage Note.

         "Prospectus" means the Prospectus dated September 9, 1999 relating to the offering by the Depositor from time to time of its Pass-Through Certificates (Issuable in Series) in the form in which it was or will be filed with the Securities Exchange Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Certificates.

         "Prospectus Supplement" means the Prospectus Supplement dated March 10, 2000, relating to the offering of the Certificates in the form in which it was or will be filed with the Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Certificates.

         "Registration Statement" means that certain registration statement on Form S-3, as amended (Registration No. 333-81721) relating to the offering by the Depositor from time to time of its Pass-Through Certificates (Issuable in Series) as heretofore declared effective by the Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Termination Event" means the existence of any one or more of the following conditions:

                  (a) A stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Commission; or

                  (b) Subsequent to the execution and delivery of this Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall have occurred in the rating afforded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Certificates, by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; or

                  (c) Subsequent to the execution and delivery of this Agreement, there shall have occurred an adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Certificate Insurer or the Unaffiliated Seller reasonably determined by the Depositor to be material; or

                  (d) Subsequent to the date of this Agreement there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities substantially similar to the Certificates; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities, or the escalation of such hostilities, or any calamity or crisis, if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Depositor makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Certificates on the terms and in the manner contemplated in the Prospectus Supplement.

         "Unaffiliated Seller" means Home Loan and Investment Bank, F.S.B., in its capacity as Unaffiliated Seller of the Mortgage Loans under this Agreement and any successor to Home Loan and Investment Bank, F.S.B., whether through merger, consolidation, purchase and assumption of Home Loan and Investment Bank, F.S.B. or all or substantially all of its assets or otherwise.

         Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

                                   ARTICLE II

                PURCHASE, SALE AND CONVEYANCE OF MORTGAGE LOANS

         Section 2.01. Agreement to Purchase. (a) Subject to the terms and conditions of this Agreement, the Unaffiliated Seller agrees to sell, and the Depositor agrees to purchase on the Closing Date, the Mortgage Loans, having the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans or, in accordance with Section 2.07, such other balance as is evidenced by the actual Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, accepted by the Depositor on the Closing Date and listed in the Closing Schedule.

                  (b) Subject to Section 2.07, the Depositor and the Unaffiliated Seller have agreed upon which of the Unaffiliated Seller's Mortgage Loans are to be purchased by the Depositor on the Closing Date pursuant to this Agreement, and the Unaffiliated Seller has prepared a schedule describing the Mortgage Loans in each Group (together, the "Closing Schedule") setting forth all of the Mortgage Loans to be purchased under this Agreement, which schedule is attached hereto as Exhibits A and B. The Closing Schedule shall conform to the requirements of the Depositor and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement.

                  (c) The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Dewey Ballantine LLP, New York, New York, at 10:00 a.m., New York time, on March 14, 2000 or such other place and time as the parties shall agree (such time being herein referred to as the "Closing Date").

         Section 2.02. Purchase Price. On the Closing Date, as full consideration for the Unaffiliated Seller's sale of the Mortgage Loans to the Depositor, the Depositor will deliver to the Unaffiliated Seller (i) an amount in cash equal to the sum of (A) 99.9979% of the aggregate principal balance as of the Closing Date of the Class A-1 Certificates, (B) 100.00% of the aggregate principal balance as of the Closing Date of the Class A-2 Certificates, (C) accrued interest on the original Certificate Balance of the Class A-1 Certificates at the rate of 7.949% per annum from March 1, 2000 to (but not including) March 14, 2000, and payable by wire transfer of same day funds and
(ii) the Class R Certificates to be issued pursuant to the Pooling and Servicing Agreement.

         Section 2.03. Conveyance of Mortgage Loans; Possession of Mortgage Files. On the Closing Date, the Unaffiliated Seller shall sell, transfer, assign, set over and convey to the Depositor, without recourse but subject to the terms of this Agreement, all right, title and interest in and to the applicable Mortgage Loans, the insurance policies relating to each such Mortgage Loan and all right, title and interest in and to the proceeds of such insurance policies from and after the Closing Date until such time as such Mortgage Loan is repurchased hereunder, if ever. Upon payment of the purchase price for such Mortgage Loans as provided in Section 2.02 of this Agreement, the Unaffiliated Seller shall have hereby, and shall be deemed to have, sold, transferred, assigned, set over and conveyed such Mortgage Loans, the insurance policies relating to each such Mortgage Loan and all right, title and interest in and to the proceeds of such insurance policies from and after the Closing Date until such time as such Mortgage Loan is repurchased hereunder, if ever, to the Depositor. The Unaffiliated Seller's accounting and other records shall accurately reflect the sale of each Mortgage Loan to the Depositor. Upon the sale of such Mortgage Loans, the ownership of each related Mortgage Note, each related Mortgage and the contents of the related Mortgage File shall immediately vest in the Depositor and the ownership of all related records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Unaffiliated Seller shall immediately vest in the Depositor. The contents of any Mortgage File in the possession of the Unaffiliated Seller at any time after such sale, and any payments of principal received on the Mortgage Loans after the Cut-Off Date or interest accruing on the Mortgage Loans after the Due Date preceding the Cut-Off Date and received by the Unaffiliated Seller, shall be held in trust by the Unaffiliated Seller for the benefit of the Depositor as the owner thereof, and shall be promptly delivered by the Unaffiliated Seller to or upon the order of the Depositor.

         Pursuant to the Pooling and Servicing Agreement, the Depositor shall, on the Closing Date, assign all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

         Section 2.04. Delivery of Mortgage Loan Documents. On or prior to the Closing Date, the Unaffiliated Seller shall deliver to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement), each of the following documents for each Mortgage Loan:

                  (a) The original Mortgage Note, with all prior and intervening endorsements showing a complete chain of endorsements from the originator of such Mortgage Loan to the Person so endorsing such Mortgage Loan to the Trustee, endorsed by such Person "Pay to the order of Bankers Trust Company of California, N.A., as Trustee, Home Loan Trust Mortgage Pass-Through Certificates, Series 2000-1 without recourse" and signed, by facsimile or manual signature, in the name of the Unaffiliated Seller by a Responsible Officer;

                  (b) Any of: (i) the original Mortgage and related power of attorney, if any, with evidence of recording thereon, (ii) a copy of the Mortgage and related power of attorney, if any, certified as a true copy of the original Mortgage or power of attorney by a Responsible Officer of the Unaffiliated Seller or by the closing attorney by facsimile or manual signature, or by an officer of the title insurer or agent of the title insurer that issued the related title insurance policy if the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage and related power of attorney, if any, certified by the public recording office;

                  (c) The original Assignment of Mortgage in recordable form, from the Unaffiliated Seller to "Bankers Trust Company of California, N.A., as Trustee, Home Loan Trust Mortgage Pass-Through Certificates, Series 2000-1". Any such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county, if permitted by applicable law;

                  (d) The original lender's policy of title insurance or a true copy thereof, or if such original lender's title insurance policy has been lost, a copy thereof certified by the appropriate title insurer to be true and complete, or if such lender's title insurance policy has not been issued as of the Closing Date, a marked up commitment (binder) to issue such policy;

                  (e) All intervening assignments, if any, showing a complete chain of assignments from the originator of such Mortgage Loan to the Unaffiliated Seller, including any recorded warehousing assignments, with evidence of recording thereon, certified by a Responsible Officer of the Unaffiliated Seller by facsimile or manual signature as a true copy of the original of such intervening assignments; and

                  (f) Originals of all assumption, written assurance, substitution and modification agreements, if any.

         Within 60 days of the Closing Date, the Unaffiliated Seller shall either (i) prepare and deliver to the Trustee for recordation in the appropriate public office for real property records, each Assignment referred to in (c) above, as well as each Assignment referred to in (e) above that was not previously submitted for recording or (ii) deliver to the Trustee each Assignment referred to in clause (c) above in form for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan (to the extent provided herein) or, in the event a court should recharacterize the conveyance of the Mortgage Loans (to the extent provided herein) as a loan or pledge of security for a loan, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. With respect to any Assignment or assignment as to which the related recording information is unavailable within 60 days following the Closing Date, such assignment shall be submitted for recording within 30 days after receipt of such information but in no event later than one year after the Closing Date. The Trustee shall be required to retain a copy of each assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Unaffiliated Seller shall promptly prepare a substitute assignment or cure such defect, as the case may be, and thereafter the Trustee shall be required to submit each such Assignment for recording.

         The Unaffiliated Seller shall, within five Business Days after the receipt thereof, and in any event, within one year of the Closing Date, deliver or cause to be delivered to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement): (a) the original recorded Mortgage and related power of attorney, if any, in those instances where a copy thereof certified by the Unaffiliated Seller was delivered to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement); (b) the original recorded Assignment of

Mortgage from the Unaffiliated Seller to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement), which, together with any intervening assignments of Mortgage, evidences a complete chain of assignment from the originator of the Mortgage Loan to the Trustee in those instances where copies of such Assignments certified by the Unaffiliated Seller were delivered to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement); and (c) the title insurance policy required in clause (d) above. Notwithstanding anything to the contrary contained in this
Section 2.04, in those instances where the public recording office retains the original Mortgage, power of attorney, if any, assignment or Assignment of Mortgage after it has been recorded or such original has been lost, the Unaffiliated Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement) of a copy of such Mortgage, power of attorney, if any, assignment or Assignment of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. From time to time the Unaffiliated Seller may forward or cause to be forwarded to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement) additional original documents evidencing an assumption or modification of a Mortgage Loan.

         All recording required pursuant to this Section 2.04 shall be accomplished at the expense of the Unaffiliated Seller.

         All original documents relating to the Mortgage Loans that are not delivered to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement) as permitted by this Section 2.04 are and shall be held by the Unaffiliated Seller in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer. In the event that any such original document is required pursuant to the terms of this Section 2.04 to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement).

         From and after the sale of the Mortgage Loans to the Depositor pursuant hereto, to the extent that the Unaffiliated Seller retains legal title of record to any Mortgage Loans prior to the vesting of legal title in the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement), such title shall be retained in trust for the Depositor as the owner of the Mortgage Loans and the Trustee, as the Depositor's assignee.

         Section 2.05. Acceptance of Mortgage Loans. (a) Pursuant to the Pooling and Servicing Agreement, the Trustee has agreed to execute and deliver on or prior to the Closing Date an acknowledgment of receipt of, for each Mortgage Loan, the items listed in Section 2.04(a)-(e) above with respect to each Mortgage Loan (with any exceptions noted), in the form attached as Exhibit E-1 to the Pooling and Servicing Agreement, and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund in the Pooling and Servicing Agreement and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth in the Pooling and Servicing Agreement for the benefit of the Certificateholders and the Certificate Insurer. Pursuant to the Pooling and Servicing Agreement, the Trustee has agreed, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Mortgage File within 15 days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loan, within 15 days after the receipt by the Trustee thereof) and to deliver to the initial Certificateholders, the Unaffiliated Seller, the Master Servicer and the Certificate Insurer a certification in the form attached to the Pooling and Servicing Agreement as Exhibit E-2 to the effect that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession (other than those described in Section 2.04(f) thereto), (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth on the related Mortgage Loan Schedule (other than items (ii), (iii), (v), (vii),
(ix) and (xii) of the definition of Mortgage Loan Schedule) accurately reflects the information set forth in the Trustee's Mortgage File delivered on such date. Pursuant to the Pooling and Servicing Agreement, the Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. Pursuant to the Pooling and Servicing Agreement, within 360 days after the Closing Date, the Trustee shall be required to deliver (or cause to be delivered) to the Master Servicer, the Unaffiliated Seller, the initial Certificateholders and the Certificate Insurer a final certification in the form attached to the Pooling and Servicing Agreement as Exhibit E-3 evidencing the completeness of the Trustee's Mortgage Files.

                  (a) The Pooling and Servicing Agreement provides that, if the Certificate Insurer or the Trustee during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section 2.04 or the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Master Servicer, the Unaffiliated Seller, the Certificate Insurer, the Trustee and the Certificateholders. The Unaffiliated Seller agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File of which it is notified. If, however, within 90 days after such notice the Unaffiliated Seller has not remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer, then the Unaffiliated Seller shall either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.05 or (ii) purchase such Mortgage Loan at a purchase price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of (i) all accrued and unpaid interest on such Principal Balance and (ii) 30 days' interest on such Principal Balance, computed at the related Mortgage Interest Rate, net of the Servicing Fee if the Unaffiliated Seller is the Master Servicer, and plus the amount of any unreimbursed Servicing Advances made by the Master Servicer with respect to such Mortgage Loan.

                  (b) Pursuant to the Pooling and Servicing Agreement, upon receipt by the Trustee of a certification of a Servicing Officer of such substitution or purchase and, in the case of a substitution, upon receipt of the related Trustee's Mortgage File, and the deposit of certain amounts in the Certificate Account pursuant to Section 2.05(b) of the Pooling and Servicing Agreement (which certification shall be in the form of Exhibit G to the Pooling and Servicing Agreement), the Trustee shall be required to release to the Master Servicer for release to the Unaffiliated Seller the related Trustee's Mortgage File and shall be required to execute, without recourse, and deliver such instruments of transfer furnished by the Unaffiliated Seller as may be necessary to transfer such Mortgage Loan to the Unaffiliated Seller.

                  (c) The failure of the Trustee or the Certificate Insurer to give any notice contemplated herein within the time periods specified above shall not affect or relieve the Unaffiliated Seller's obligation to repurchase for any Mortgage Loan pursuant to this Section 2.05 or Section 3.05 of this Agreement.

         Section 2.06. Transfer of Mortgage Loans; Assignment of Agreement. The Depositor has the right to assign its interest under this Agreement to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement, without further notice to, or consent of, the Unaffiliated Seller, and the Trustee shall succeed to such of the rights and obligations of the Depositor hereunder as shall be so assigned. The Depositor shall, pursuant to the Pooling and Servicing Agreement, assign all of its right, title and interest in and to the Mortgage Loans and its right to exercise the remedies created by Sections 2.05 and 3.05 hereof for breaches of the representations, warranties, agreements and covenants of the Unaffiliated Seller contained in Sections 2.04, 2.05, 3.01 and 3.02 hereof to the Trustee for the benefit of the Certificateholders. The Unaffiliated Seller agrees that, upon such assignment to the Trustee, such representations, warranties, agreements and covenants will run to and be for the benefit of the Trustee and the Trustee may enforce the repurchase obligations of the Unaffiliated Seller set forth herein with respect to breaches of such representations, warranties, agreements and covenants.

         Section 2.07. Examination of Mortgage Files. Prior to the Closing Date, the Unaffiliated Seller shall make the applicable Mortgage Files available to the Depositor or its designee for examination at the Unaffiliated Seller's offices or at such other place as the Unaffiliated Seller shall reasonably specify. Such examination may be made by the Depositor or its designee at any time on or before the Closing Date. If the Depositor or its designee makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Depositor as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule and may be replaced, prior to the Closing Date, by substitute Mortgage Loans acceptable to the Depositor. The Depositor may, at its option and without notice to the Unaffiliated Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Depositor or the Trustee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Depositor or the Trustee to demand repurchase or other relief as provided in this Agreement.

         Section 2.08. Books and Records. The sale of each Mortgage Loan shall be reflected on the Unaffiliated Seller's balance sheet and other financial statements as a sale of assets by the Unaffiliated Seller. The Unaffiliated Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

         Section 2.09. Cost of Delivery of Documents. The costs relating to the delivery of the documents specified in this Article Two in connection with the Mortgage Loans shall be borne by the Unaffiliated Seller.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.01. Representations and Warranties as to the Unaffiliated Seller. The Unaffiliated Seller hereby represents and warrants to the Depositor, as of the Closing Date, that:

                  (a) The Unaffiliated Seller is duly organized, validly existing, and in good standing as a federal savings bank under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Unaffiliated Seller and to perform its obligations as the Unaffiliated Seller hereunder; the Unaffiliated Seller has the full power and authority corporate and otherwise to own its property, to carry on its business as presently conducted to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Unaffiliated Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action; assuming that the execution, delivery and performance of this Agreement by the Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Depositor, this Agreement evidences the valid, binding and enforceable obligation of the Unaffiliated Seller; and all requisite action has been taken by the Unaffiliated Seller to make this Agreement valid, binding and enforceable upon the Unaffiliated Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other, similar laws relating to or affecting creditors' rights generally or by the application of general equitable principles in any proceeding, whether at law or in equity;

                  (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Unaffiliated Seller makes no such representation or warranty), that are necessary in connection with the purchase and sale of the Mortgage Loans and the execution and delivery by the Unaffiliated Seller of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this

Agreement and the other documents on the part of the Unaffiliated Seller and the performance by the Unaffiliated Seller of its obligations as Unaffiliated Seller under this Agreement and such of the other documents to which it is a party;

                  (c) The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of the charter or bylaws of the Unaffiliated Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture, contract or loan or credit agreement or other material instrument to which the Unaffiliated Seller or its property, is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Unaffiliated Seller or its property is subject;

                  (d) Neither this Agreement nor the information contained in the Prospectus Supplement under the captions "Home Loan and Investment Bank, F.S.B." and "The Mortgage Pool" nor any statement, report or other document prepared by the Unaffiliated Seller and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement or alleged untrue statement of any material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading;

                  (e) There is no action, suit, proceeding or investigation pending or, to the best of the knowledge of the Unaffiliated Seller, threatened, before any court, administrative agency or tribunal against the Unaffiliated Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Unaffiliated Seller or in any material prohibition or impairment of the right or ability of the Unaffiliated Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Unaffiliated Seller or which would draw into question the validity or enforceability of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Unaffiliated Seller contemplated herein, or which would be likely to impair materially the ability of the Unaffiliated Seller to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

                  (f) The Unaffiliated Seller is not in violation of or in default with respect to, and the execution and delivery of this Agreement by the Unaffiliated Seller and its performance of and compliance with the terms hereof will not constitute a violation or default with respect to, any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation or default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Unaffiliated Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder or under any Subservicing Agreement;

                  (g) Upon the receipt of each Trustee's Mortgage File by the Depositor under this Agreement, the Depositor will have good title on behalf of the Trust Fund to each related Mortgage Loan and such other items comprising the corpus of the Trust Fund free and clear of any lien created by the Unaffiliated Seller (other than liens which will be simultaneously released);

                  (h) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Unaffiliated Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                  (i) With respect to any Mortgage Loan purchased by the Unaffiliated Seller, the Unaffiliated Seller acquired title to the Mortgage Loan in good faith, without notice of any adverse claim; and

                  (j) The Unaffiliated Seller is an approved seller/servicer of conventional first and second Mortgage Loans for FNMA, in good standing, and an approved seller/servicer of conventional second Mortgage Loans for FHLMC, in good standing, and the Master Servicer's deposits are insured by the FDIC to the maximum extent permitted by law.

                  Section 3.02. Representations and Warranties Relating to the Mortgage Loans. The Unaffiliated Seller represents and warrants to the Depositor as of the Closing Date that, as to each such Mortgage Loan, immediately prior to the sale and transfer of such Mortgage Loan by the Unaffiliated Seller to the
Depositor:

                  (a) The information with respect to each Mortgage Loan set forth in the Closing Schedule is true and correct as of the Cut-Off Date;

                  (b) All of the original or certified documentation set forth in Section 2.04 (including all material documents related thereto) has been or will be delivered to the Trustee on the Closing Date or as otherwise provided in
Section 2.04;

                  (c) Each Mortgaged Property is improved by a one- to four-family Residential Dwelling, which, to the best of the Unaffiliated Seller's knowledge, does not include cooperatives or mobile homes other than permanently affixed, manufactured housing units, as defined in the FNMA Selling Guide, which constitute real property under state law;

                  (d) Each Mortgage Loan is being serviced by the Sub-Servicer;

                  (e) Each Mortgage Loan in the Fixed Rate Group is a fixed rate Mortgage Loan having an original term to maturity from the date on which the first Monthly Payment is due of not more than 30 years;

                  (f) Each Mortgage Loan in the ARM Group is a adjustable rate Mortgage Loan having an original term to maturity from the date on which the first Monthly Payment is due of not more than 30 years;

                  (g) Each Mortgage Note will provide for a schedule of Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date and to pay interest at the applicable Mortgage Interest Rate, except that 8.61% of the Fixed Rate Loans are "balloon" loans (measured by the Original Pool Principal Balance);

                  (h) Each Mortgage Loan in the Fixed Rate Group is a valid and subsisting first or second lien of record on the Mortgaged Property subject, in the case of any second lien

Mortgage Loan, only to a First Lien on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy or the other evidence of title enumerated in Section 2.04(d), with respect to the related Mortgage Loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. Any security agreement, chattel mortgage or equivalent document related to the Mortgage and delivered to the Trustee establishes in the Unaffiliated Seller a valid and subsisting lien on the property described therein, and the Unaffiliated Seller has full right to assign the same to the Trustee;

                  (i) Except with respect to liens released immediately prior to the transfer herein contemplated, the Mortgage Note and the Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Unaffiliated Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Unaffiliated Seller has full right and authority, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good, marketable and indefeasible title, to, and be the sole owner of, each Mortgage Loan subject to no Liens;

                  (j) No Mortgage Loan in the Fixed Rate Group was 30 or more days delinquent as of the Cut-Off Date and no Mortgage Loan in the Fixed Rate Group has been 30 or more days delinquent more than twice during the twelve months prior to such Cut-Off Date. No Mortgage Loan in the ARM Group was 30 or more days delinquent as of the Cut-Off Date and no Mortgage Loan in the ARM Group has been 30 or more days delinquent more than twice during the twelve months prior to such Cut-Off Date;

                  (k) To the best of the Unaffiliated Seller's knowledge, there is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in average repair;

                  (l) The Mortgage Loans are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (m) To the best of the Unaffiliated Seller's knowledge, there is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of such Mortgage, and no rights are outstanding that under law could give rise to such a lien except those which are insured against by the title insurance policy referred to in Section 3.02(o) below;

                  (n) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending and disclosure laws;

                  (o) With respect to each Mortgage Loan, a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage, subject only to exceptions of the character referred to in Section 3.02(h) above, was in full force and effect on the date of the origination of such Mortgage Loan and as of the Closing Date;

                  (p) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Sections 5.07 and 5.08 of the Pooling and Servicing Agreement;

                  (q) A flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Sections 5.07 or 5.08 of the Pooling and Servicing Agreement, if and to the extent required by Section 5.07 or 5.08 of the Pooling and Servicing Agreement;

                  (r) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan and the Mortgagee had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed;

                  (s) The Unaffiliated Seller has caused to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

                  (t) No more than (i) 0.84% (measured by the Original Class A Principal Balance) of the Fixed Rate Group are secured by Mortgaged Properties located within any single zip code are and (ii) 2.06% (measured by the Original Class A Principal Balance) of the ARM Group are secured by Mortgaged Properties located within any single zip code area;

                  (u) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the

Certificateholders and the Certificate Insurer and which has been or will be delivered to the Trustee. The substance of any such alteration or modification is reflected on the Closing Schedule and was approved, if required, by the related primary mortgage guaranty insurer, if any. Each original Mortgage was recorded, or has been submitted for recording and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Unaffiliated Seller (or, subject to Section 2.04 hereof, are in the process of being recorded or an opinion with respect to non-recordation has been delivered);

                  (v) No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part;

                  (w) To the best of the Unaffiliated Seller's knowledge, there are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or
(2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including, without limitation, taxes and insurance payments, the Master Servicer or the Unaffiliated Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  (x) There is no proceeding pending or, to the best of the Unaffiliated Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (y) To the best of the Unaffiliated Seller's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                  (z) To the best of the Unaffiliated Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Unaffiliated Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

                  (aa) The proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

                  (bb) The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                  (cc) No Mortgage Loan was originated under a buydown plan;

                  (dd) There is no obligation on the part of the Unaffiliated Seller or any other party to make payments in addition to those made by the Mortgagor;

                  (ee) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (ff) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                  (gg) The related First Lien, if any, requires equal monthly payments, unless such First Lien is a graduated payment Mortgage Loan, an adjustable rate Mortgage Loan or a balloon loan;

                  (hh) Either (i) no consent for the Mortgage Loan is required by the holder of the related First Lien or (ii) such consent has been obtained and is contained in the Mortgage File;

                  (ii) Each First Lien that provides for negative amortization or deferred interest uses the maximum allowable balance in calculating the Loan-to-Value Ratio therefor;

                  (jj) The maturity date of each Mortgage Loan in the Fixed Rate Group is prior to the maturity date of the related First Lien, if any, if such First Lien provides for a balloon payment, except if the Combined Loan-to-Value Ratio does not exceed 65%. No Mortgage Loan in the Fixed Rate Group is a blanket loan; and no Mortgage Loan in the Fixed Rate Group provides for negative amortization;

                  (kk) The maturity date of each Mortgage Loan in the ARM Group is prior to the maturity date of the related First Lien, if such First Lien provides for a balloon payment, except if the Loan-to-Value Ratio does not exceed 65%. No Mortgage Loan in the ARM Group is a blanket loan; and no Mortgage Loan in the ARM Group provides for negative amortization;

                  (ll) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

                  (mm) The Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related security for the Mortgage Loan is sold without the prior consent of the mortgagee thereunder;

                  (nn) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Master Servicer to make future advances to the Mortgagor at the option of the Mortgagor;

                  (oo) The Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage except as set forth in the Prospectus;

                  (pp) Except as set forth in Section 3.02(j) above, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Master Servicer nor the Unaffiliated Seller has waived any default, breach, violation or event of acceleration;

                  (qq) All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                  (rr) All amounts received after the Cut-Off Date or with respect to the Mortgage Loans to which the Unaffiliated Seller is not entitled have been deposited into the Certificate Account and are, as of the Closing Date, in the Certificate Account;

                  (ss) All of the Mortgage Loans were originated in accordance with the underwriting criteria set forth in the Prospectus Supplement;

                  (tt) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in the Prospectus Supplement;

                  (uu) The Mortgage Loans were not selected by the Unaffiliated Seller for inclusion in the Trust Fund on any basis intended to adversely affect the Trust Fund or the Certificate Insurer;

                  (vv) All appraisals were performed by qualified independent appraisers after analysis of other sales of properties in the area in which the Mortgaged Property is located, and a full interior inspection appraisal was performed in connection with each Mortgaged Property and all appraisals were preformed in accordance with FNMA or FHLMC approved forms;

                  (ww) Each hazard insurance policy required to be maintained under Section 5.07 of the Pooling and Servicing Agreement with respect to the Mortgage Loan is a valid, binding, enforceable and subsisting insurance policy of its respective kind and is in full force and effect;

                  (xx) The Mortgage Loan was originated by the Unaffiliated Seller or an affiliate of the Unaffiliated Seller or a savings and loan association, a savings bank, a commercial bank or similar banking institution or other institutional lender which is supervised and examined by a Federal or State banking authority;

                  (yy) The Mortgaged Property is located in the state identified in the Closing Schedule and consists of a single parcel of real property with a one family residence erected thereon, or an attached or detached or semi-detached two- to four-family dwelling, or an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development. With respect to the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, (a) no more than 12.30% of the Fixed Rate Group and no more than 8.65% of the ARM Group are secured by real property improved by two- to four-family dwellings, (b) no more than 3.56% of the Fixed Rate Group and no more than 0.62% of the ARM Group are secured by real property improved by individual condominium units and units in a planned unit development, and (c) at least 83.42% of the Fixed Rate Group and 89.24% of the ARM Group are secured by real property with a detached one family residence erected thereon;

                  (zz) No Mortgage Loan in the Fixed Rate Group had a Combined Loan-to-Value Ratio at the time of origination of more than 100%. No Mortgage Loan in the ARM Group had a Combined Loan-to-Value Ratio at the time of origination of more than 90%.

                  (aaa) At the time that each Mortgage Loan was originated, with respect to at least 96.86% of the Fixed Rate Group and 98.98% of the ARM Group (measured by the Cut-Off Date Aggregate Principal Balances of the Mortgage Loans), the Mortgagor represented that the Mortgagor would occupy the related Mortgaged Property as the Mortgagor's primary residence. To the best of the Unaffiliated Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law;

                  (bbb) [reserved]

                  (ccc) Each Mortgage Loan was originated after January 29,
1999;

                  (ddd) Except with respect to approximately 6.37% of the Fixed Rate Group and 3.37% of the ARM Group, as to which the Unaffiliated Seller did not verify income, at origination, no Mortgagor had a debt-to-income ratio in excess of 50%;

                  (eee) The Mortgage contains customary provisions which (i) confer on the related mortgagee the right both to receive all awards made in connection with any condemnation proceedings, and to apply such awards to the indebtedness secured by the Mortgage and (ii) unless otherwise agreed to in writing among the mortgagor and the related mortgagee, confer on the related mortgagee the right to both receive all proceeds collected under any hazard insurance policy and to apply such proceeds to the restoration of the damaged Mortgaged Property unless such restoration is not economically feasible or the mortgagor's security in the Mortgaged Property would be lessened, in which case the related mortgagee would be required to apply such proceeds to the indebtedness secured by the Mortgage;

                  (fff) As of the Closing Date, the Unaffiliated Seller has not received a notice of default of a first lien, which has not been cured:

                  (ggg) The Unaffiliated Seller has not transferred the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors;

                  (hhh) Each Mortgage Loan is a "qualified mortgage" as defined in the REMIC Provisions;

                  (iii) For the duration of the Trust, this Agreement and the Pooling and Servicing Agreement shall be treated as an official record of the Unaffiliated Seller within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 USC 1823(e)); and

                  (jjj) No Mortgage Loan is a "high cost mortgage" pursuant to
Section 226.32 of the Truth-in-Lending Act, as amended.

                  (kkk) To the Unaffiliated Seller's knowledge, there was no fraud involved in the origination of the Mortgage Loans by the mortgagee or by the mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loans.

         Section 3.03. Covenants of the Unaffiliated Seller. The Unaffiliated Seller covenants to the Depositor as follows:

                  (a) The Unaffiliated Seller shall cooperate with the Depositor and the firm of independent certified public accountants retained with respect to the issuance of the Certificates in making available all information and taking all steps reasonably necessary to permit the accountants' letters required hereunder to be delivered within the times set for delivery herein.

                  (b) The Unaffiliated Seller agrees to satisfy or cause to be satisfied on or prior to the Closing Date all of the conditions to the Depositor's obligations set forth in Section 5.01 hereof that are within the Unaffiliated Seller's (or its agents') control.

                  (c) The Unaffiliated Seller hereby agrees to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of the Unaffiliated Seller as the Depositor or its counsel may reasonably request in order to consummate the transfer of the Mortgage Loans to the Depositor and the subsequent transfer thereof to the Trustee, and the rating, issuance and sale of the Certificates.

                  (d) The Unaffiliated Seller hereby agrees to arrange separately to pay to the Trustee all of the Trustee's fees and expenses in connection with the transactions contemplated by the Pooling and Servicing Agreement, including, without limitation, all of the Trustee's fees and expenses in connection with any actions taken by the Trustee pursuant to Section 12.12 thereof. For the avoidance of doubt, the parties hereto acknowledge that it is the intention of the parties that the Depositor shall not pay any of the Trustee's fees and expenses in connection with the transactions contemplated by the Pooling and Servicing Agreement.

         Section 3.04. Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Unaffiliated Seller, as of the date of execution of this Agreement and the Closing Date, that:

                  (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) The Depositor has the corporate power and authority to purchase each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement;

                  (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, and, assuming the due authorization, execution and delivery hereof by the Unaffiliated Seller, constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except such as have been made on or prior to the Closing Date;

                  (e) The Depositor has filed or will file the Prospectus and Prospectus Supplement with the Commission in accordance with Rule 424(b) under the Securities Act;

                  (f) None of the execution and delivery of this Agreement, the purchase of the Mortgage Loans from the Unaffiliated Seller, the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with the charter or bylaws of the Depositor or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any indenture, deed of trust, contract or other agreement or other instrument to which the Depositor is a party or by which it is bound and which is material to the Depositor, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over the Depositor.

                  (g) There is no action, suit, proceeding or investigation pending or, to the best of the knowledge of the Depositor, threatened, before any court, administrative agency or tribunal against the Depositor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Depositor or in any material prohibition or impairment of the right or ability of the Depositor to carry on its business substantially as now conducted, or in any material liability on the part of the Depositor or which would draw into question the validity or enforceability of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Depositor contemplated herein, or which would be likely to impair materially the ability of the Depositor to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

         Section 3.05. Repurchase Obligation for Defective Documentation and for Breach of a Representation or Warranty. Each of the representations and warranties contained in Sections 3.01 and 3.02 shall survive the purchase by the Depositor of the Mortgage Loans and the subsequent transfer thereof by the Depositor to the Trustee and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement.

         With respect to any representation or warranty contained in Sections
3.01 or 3.02 hereof that is made to the best of the Unaffiliated Seller's knowledge, if it is discovered by the Master Servicer, any Subservicer, the Trustee, the Certificate Insurer or any Certificateholder that the substance of such representation and warranty was inaccurate as of the Closing Date and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Unaffiliated Seller's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Upon discovery by the Unaffiliated Seller, the Master Servicer, any Subservicer, the Trustee, the Certificate Insurer or any Certificateholder of a breach of any of such representations and warranties which materially and adversely affects the value of Mortgage Loans or the interest of the Certificateholders, or which materially and adversely affects the interests of the Certificate Insurer or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Unaffiliated Seller's best knowledge), the party discovering such breach shall give pursuant to Section 3.03 of the Pooling and Servicing Agreement prompt written notice to the others. Subject to the next to last paragraph of this
Section 3.05, within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Unaffiliated Seller shall (a) promptly cure such breach in all material respects, or (b) purchase such Mortgage Loan in the manner and at the price specified in Section 2.05(b), or (c) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans; provided, that, such substitution is effected not later than the date which is two years after the Startup Day or at such later date, if the Trustee and the Certificate

Insurer receive an Opinion of Counsel to the effect set forth below in this Section. Any such substitution shall be accompanied by payment by the Unaffiliated Seller of the Substitution Adjustment, if any, to be deposited in the Certificate Account pursuant to the Pooling and Servicing Agreement.

         As to any Deleted Mortgage Loan for which the Unaffiliated Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Unaffiliated Seller shall effect such substitution by delivering to the Trustee a certification in the form attached hereto as Exhibit C, executed by a Servicing Officer and the documents described in Sections 2.04(a)-(f) for such Qualified Substitute Mortgage Loan or Loans.

         Pursuant to the Pooling and Servicing Agreement, the Master Servicer shall deposit in the Certificate Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Unaffiliated Seller. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Unaffiliated Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Pursuant to the Pooling and Servicing Agreement, the Master Servicer shall be required to give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of the Pooling and Servicing Agreement and the substitution of the Qualified Substitute Mortgage Loan. The parties hereto agree to amend the Mortgage Loan Schedule accordingly. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of the Pooling and Servicing Agreement and this Agreement in all respects, and the Unaffiliated Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Sections
3.01 and 3.02 herein. On the date of such substitution, the Unaffiliated Seller will remit to the Master Servicer and pursuant to the Pooling and Servicing Agreement the Master Servicer will deposit into the Certificate Account an amount equal to the Substitution Adjustment, if any.

         It is understood and agreed that the obligations of the Unaffiliated Seller set forth in Section 2.05 and this Section 3.05 to cure, purchase or substitute for a defective Mortgage Loan as provided in Section 2.05 and this
Section 3.05 constitute the sole remedies of the Trustee, the Certificate Insurer and the Certificateholders respecting a breach of the foregoing representations and warranties.

         Any cause of action against the Unaffiliated Seller relating to or arising out of the breach of any representations and warranties or covenants made in Sections 2.05, 3.01 or 3.02 shall accrue as to any Mortgage Loan upon
(i) discovery of such breach by any party and notice thereof to the Unaffiliated Seller, (ii) failure by the Unaffiliated Seller to cure such breach or purchase or substitute such Mortgage Loan as specified above, and (iii) demand upon the Unaffiliated Seller by the Trustee for all amounts payable in respect of such Mortgage Loan.

         Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no purchase, or substitution pursuant to Section 2.05(b) or this Section 3.05 shall be made unless the Unaffiliated Seller provides to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such purchase or substitution would not
(i) result in the imposition of taxes on "prohibited transactions" of the REMIC Trust, as defined in Section 860F of the Code or a tax on contributions to the REMIC Trust under the REMIC Provisions, or (ii) cause the REMIC Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which purchase or substitution was delayed pursuant to this paragraph shall be purchased or substituted (subject to compliance with Sections
2.05 and this Section 3.05) upon the earlier of (a) the occurrence of a default or imminent default with respect to such loan and (b) receipt by the Trustee and the Certificate Insurer of an Opinion of Counsel to the effect that such purchase or substitution will not result in the events described in clauses (i) and (ii) of the preceding sentence.

         Pursuant to the Pooling and Servicing Agreement, upon discovery by the Unaffiliated Seller, the Master Servicer, the Trustee, the Certificate Insurer or any Certificateholder that any Mortgage Loan does not constitute a Qualified Mortgage, the party discovering such fact shall promptly (and in any event within 5 days of the discovery) give written notice thereof to the other parties. In connection therewith, the Unaffiliated Seller shall repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan within 90 days of the earlier of such discovery by the Unaffiliated Seller or the Unaffiliated Seller's receipt of notice, in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Sections
3.01 or 3.02. Pursuant to the Pooling and Servicing Agreement the Trustee shall reconvey to the Unaffiliated Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Sections 3.01 or 3.02.

                                   ARTICLE IV

                             THE UNAFFILIATED SELLER

         Section 4.01. Merger or Consolidation. The Unaffiliated Seller will keep in full effect its existence, rights and franchises as a federal savings bank and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Unaffiliated Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Unaffiliated Seller shall be a party, or any Person succeeding to the business of the Unaffiliated Seller, shall be approved by the Certificate Insurer; provided that the approval of the Certificate Insurer shall not be required if, at the time the Unaffiliated Seller notifies the Certificate Insurer of the proposed successor, either (1)(a) the amount on deposit in the Spread Account equals the Spread Account Requirement and (b) a Capture Delinquency Trigger Event or a Capture Loss Trigger Event is not continuing, or
(2) the successor is rated BBB or higher by S&P or Baa3 or higher by Moody's. If the approval of the Certificate Insurer is not required, the successor shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000, a Permitted Transferee and in all events shall be the successor of the Unaffiliated Seller without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Unaffiliated Seller shall send notice of any such merger or consolidation to the Trustee and the Certificate Insurer.

         Section 4.02. Costs. In connection with the transactions contemplated under this Agreement and the Pooling and Servicing Agreement, the Unaffiliated Seller shall promptly pay (or shall promptly reimburse the Depositor to the extent that the Depositor shall have paid or otherwise incurred): (i) the fees and disbursements of the Unaffiliated Seller's counsel; (ii) (a) the fees of the Depositor's and the Certificate Insurer's counsel (excluding fees in connection with "Blue Sky" matters), (b) disbursements of the Depositor's counsel (excluding disbursements in connection with "Blue Sky" matters; and (c) the fees and disbursements of Depositor's counsel in connection with "Blue Sky" matters (the fees and disbursements of Depositor's counsel not to exceed $50,000); (iii) the fees and disbursements of Ernst & Young, the Unaffiliated Seller's independent certified public accountants, in rendering a comfort letter in connection with the Prospectus Supplement and of Deloitte & Touche in rendering an "agreed-upon procedures letter" with respect to the Mortgage Loan Pool information appearing in the Prospectus Supplement and with respect to the numerical information appearing under the caption "Prepayment and Yield Considerations" in the Prospectus Supplement; (iv) the fees of Standard & Poor's, a division of The McGraw-Hill Companies, and Moody's Investors Service, Inc.; (v) the fees of the Trustee, the fees and disbursements of the Trustee's counsel, if any, the fees and expenses of the institution (which may, but need not, be the Master Servicer or the Trustee) selected as calculating agent and the fees of the Trustee for custodial acceptance and loan deposit; (vi) expenses incurred in connection with printing the Prospectus, the Prospectus Supplement, any amendment or supplement thereto, and the Certificates; (vii) fees and expenses relating to the filing of documents with the Securities and Exchange Commission (including, without limitation, periodic reports under the Exchange
Act); and (viii) the shelf registration amortization fee paid in connection with the issuance of Certificates. The Unaffiliated Seller also will promptly pay (or shall promptly reimburse the Depositor to the extent that the Depositor shall have paid or otherwise incurred) all of the initial upfront expenses of the Certificate Insurer, including, without limitation, legal fees and expenses (except with respect to legal fees and expenses covered in clause (ii)(a) of this Section 4.02), accountant fees and expenses and expenses in connection with due diligence conducted on the Mortgage Files. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expenses.

         Section 4.03. Servicing. The Mortgage Loans shall be serviced by the Master Servicer in accordance with the Pooling and Servicing Agreement.

         Section 4.04. Mandatory Delivery. Each document specified in Section
2.04 for each Mortgage Loan shall be delivered to the Depositor on or before the Closing Date (except as otherwise provided in such Section 2.04).

         Section 4.05. Indemnification. (a) (i) The Unaffiliated Seller agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement, First Union Securities, Inc. and each of its directors and each person or entity who controls the Depositor or First Union Securities, Inc. or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Depositor, First Union Securities, Inc. or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Depositor, First Union Securities, Inc. and each such controlling person for any legal or other expenses incurred by the Depositor, First Union Securities, Inc. or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Computational Materials, any ABS Term Sheets or any amendment or supplement thereto approved in writing by the Unaffiliated Seller or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Prospectus Supplement, the Computational Materials, any ABS Term Sheets or any amendment or supplement thereto approved in writing by the Unaffiliated Seller, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with the information set forth under the heading "The Mortgage Pool" and "Home Loan and Investment Bank, F.S.B." in the Prospectus Supplement (the "Unaffiliated Seller Information"); provided, further that no indemnity shall be provided if such information was corrected and such corrected materials were supplied in writing to the Depositor prior to the dissemination of the materials with respect to which such loss, liability, claim, damage or expense was incurred. This indemnity agreement will be in addition to any liability which the Unaffiliated Seller may otherwise have.

                  (ii) The Unaffiliated Seller agrees to indemnify and to hold each of the Depositor, the Trustee, the Certificate Insurer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor, the Trustee, the Certificate Insurer and any Certificateholder may sustain in any way related to the failure of the Unaffiliated Seller to perform its duties in compliance with the terms of this Agreement. The Unaffiliated Seller shall immediately notify the Depositor, the Trustee, the Certificate Insurer and each Certificateholder if a claim is made by a third party with respect to this Agreement, and the Unaffiliated Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Depositor, the Master Servicer, the Unaffiliated Seller, the Trustee, the Certificate Insurer and/or Certificateholder in respect of such claim. Pursuant to the Pooling and Servicing Agreement, the Trustee shall reimburse the Unaffiliated Seller in accordance with
         Section 6.05(c) of the Pooling and Servicing Agreement for all amounts advanced by the Unaffiliated Seller pursuant to the preceding sentence except when the claim relates directly to the failure of the Unaffiliated Seller to perform its duties in compliance with the terms of this Agreement.

                  (b) The Depositor agrees to indemnify and hold harmless the Unaffiliated Seller, each of its directors and each person or entity who controls the Unaffiliated Seller or any such person, within the meaning of
Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Unaffiliated Seller or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Unaffiliated Seller and any such director or controlling person for any legal or other expenses incurred by the Unaffiliated Seller or any such director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement, the Computational Materials, any ABS Term Sheets, any amendment or supplement thereto or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than (i) Unaffiliated Seller Information and (ii) the information in the Prospectus Supplement set forth under the heading "The Certificate Insurer and the Certificate Insurance Policy". This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 4.05 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.05, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 4.05 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there is a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in the preceding parts of this
Section 4.05 is for any reason held to be unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or subsection (b) of this
Section 4.05 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Unaffiliated Seller on the one hand, and the Depositor on the other, the Unaffiliated Seller's and the Depositor's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The Unaffiliated Seller and the Depositor agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. For purposes of this Section 4.05, each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any who controls the Depositor within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Depositor, and each director of the Unaffiliated Seller, and each person, if any who controls the Unaffiliated Seller within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Unaffiliated Seller.

                                   ARTICLE V

                              CONDITIONS OF CLOSING

         Section 5.01 Conditions of Depositor's Obligations. The obligations of the Depositor to purchase the Mortgage Loans will be subject to the satisfaction, on the Closing Date, of the following conditions. Upon payment of the purchase price for the Mortgage Loans such conditions shall be deemed satisfied or waived.

                  (a) Each of the obligations of the Unaffiliated Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Unaffiliated Seller under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, and the Depositor shall have received a certificate to the effect of the foregoing signed by an authorized officer of the Unaffiliated Seller.

                  (b) The Depositor shall have received (i) a letter dated the date of this Agreement, in form and substance acceptable to the Depositor and its counsel, prepared by Ernst & Young, independent certified public accountants, regarding the numerical information contained in the Prospectus Supplement under the caption "Home Loan and Investment Bank, F.S.B." and (ii) a letter dated the date of this Agreement, in form and substance acceptable to the Depositor and its counsel, prepared by Deloitte & Touche, independent certified public accountants, regarding the numerical information contained in the Prospectus Supplement under the captions "Prepayment and Yield Considerations" and "The Mortgage Pool."

                  (c) The Depositor shall have received the following additional closing documents, in form and substance satisfactory to the Depositor and its counsel:

                           (i) the Closing Schedule;

                           (ii) the Pooling and Servicing Agreement and the Underwriting Agreement, dated February 29, 2000, between the Depositor and First Union Securities, Inc. and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Depositor;

                           (iii) an officer's certificate from the Unaffiliated Seller, dated as of the Closing Date, in the form of Exhibit C hereto, and attached thereto resolutions of the board of directors of the Unaffiliated Seller and a copy of the by-laws of the Unaffiliated Seller;

                           (iv) copy of the Unaffiliated Seller's charter and all amendments, revisions, and supplements thereof, certified as of a recent date by the Office of Thrift Supervision;

                           (v) an opinion of the counsel for the Unaffiliated Seller as to various corporate matters substantially in the form attached hereto as Exhibit D;

                           (vi) opinions of counsel for the Unaffiliated Seller, in forms acceptable to the Depositor, its counsel, S&P and Moody's as to such matters as shall be required for the assignment of ratings to the Class A Certificates of AAA by Standard & Poor's, a division of The McGraw-Hill Companies, and Aaa by Moody's Investors Service, Inc.;

                           (vii) a letter from Moody's Investors Service, Inc. that it has assigned a rating of Aaa to the Class A Certificates;

                           (viii) a letter from Standard & Poor's, a division of The McGraw-Hill Companies, that it has assigned a rating of AAA to the Class A Certificates;

                           (ix) an opinion of counsel for the Trustee in form and substance acceptable to the Depositor, its counsel, Moody's and S&P (it being agreed that the opinion shall expressly provide that the Unaffiliated Seller shall be entitled to rely on the opinion);

                           (x) an opinion or opinions of counsel for the Sub-Servicer, in form and substance acceptable to the Depositor, its counsel, Moody's and S&P; and

                           (xi) an opinion or opinions of counsel for the Certificate Insurer, in each case in form and substance acceptable to the Depositor, its counsel, Moody's and S&P.

                  (d) The Certificate Insurance Policy shall have been duly executed, delivered and issued with respect to the Certificates.

                  (e) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Depositor and its counsel.

                  (f) The Unaffiliated Seller shall have furnished the Depositor with such other certificates of its officers or others and such other documents or opinions as the Depositor or its counsel may reasonably request.

         Section 5.02 Conditions of Unaffiliated Seller's Obligations. The obligations of the Unaffiliated Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

                  (a) Each of the obligations of the Depositor required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Depositor contained in this Agreement shall be true and correct as of the Closing Date and the Unaffiliated Seller shall have received a certificate to that effect signed by an authorized officer of the Depositor.

                  (b) The Unaffiliated Seller shall have received the following additional documents:

                           (i) the Pooling and Servicing Agreement, and all documents required thereunder, in each case executed by the Depositor as applicable; and

                           (ii) a copy of a letter from Moody's to the Depositor to the effect that it has assigned a rating of Aaa to the Class A Certificates, and a copy of a letter from S&P to the Depositor to the effect that it has assigned a rating of AAA to the Class A Certificates.

                  (c) The Depositor shall have furnished the Unaffiliated Seller with such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Unaffiliated Seller may reasonably request.

         Section 5.03 Termination of Depositor's Obligations. The Depositor may terminate its obligations hereunder by notice to the Unaffiliated Seller at any time before delivery of and payment of the purchase price for the Mortgage Loans if: (i) any of the conditions set forth in Section 5.01 are not satisfied when and as provided therein; (ii) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Unaffiliated Seller, or for the winding up or liquidation of the affairs of the Unaffiliated Seller; (iii) there shall have been the consent by the Unaffiliated Seller to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Unaffiliated Seller or of or relating to substantially all of the property of the Unaffiliated Seller; (iv) any purchase and assumption agreement with respect to the Unaffiliated Seller or the assets and properties of the Unaffiliated Seller shall have been entered into; or (v) a Termination Event shall have occurred. The termination of the Depositor's obligations hereunder shall not terminate the Depositor's rights hereunder or its right to exercise any remedy available to it at law or in equity.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.01 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Depositor, addressed to the Depositor at Residential Asset Funding Corp., 301 South College Street, DC-6, Charlotte, North Carolina 28288-0166, Attention:
General Counsel, or to such other address as the Depositor may designate in writing to the Unaffiliated Seller and if to the Unaffiliated Seller, addressed to the Unaffiliated Seller at Home Loan and Investment Bank, F.S.B., One Home Loan Plaza, Warwick, Rhode Island, 02886, Attention: John M. Murphy or to such other address as the Unaffiliated Seller may designate in writing to the Depositor.

         Section 6.02 Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

         Section 6.03 Agreement of Unaffiliated Seller. The Unaffiliated Seller agrees to execute and deliver such instruments and take such actions as the Depositor may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

         Section 6.04 Survival. The parties to this Agreement agree that the representations, warranties and agreements made by each of them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party or on such other party's behalf, and that the representations, warranties and agreements made by the parties hereto in this Agreement or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans.

         Section 6.05 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 6.06 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by the terms hereof, this Agreement may not be assigned, pledged or hypothecated by any party hereto to a third party without the written consent of the other party to this Agreement and the Certificate Insurer; provided, however, that the Depositor may assign its rights hereunder without the consent of the Unaffiliated Seller.

         Section 6.07 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 6.08 Confirmation of Intent. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Unaffiliated Seller to the Depositor as contemplated by this Unaffiliated Seller's Agreement be, and be treated for all purposes as, a sale by the Unaffiliated Seller to the Depositor of the Mortgage Loans. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Unaffiliated Seller to the Depositor to secure a debt or other obligation of the Unaffiliated Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Unaffiliated Seller then (a) this Unaffiliated Seller's Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Unaffiliated Seller to the Depositor of a security interest in all of the Unaffiliated Seller's right, title and interest in and to the Mortgage Loans and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the possession by the Depositor of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Depositor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Unaffiliated Seller and the Depositor shall, to the extent consistent with this Unaffiliated Seller's Agreement, take such actions as may be necessary to ensure that, if this Unaffiliated Seller's Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

         Section 6.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 6.10 Miscellaneous. (a) (i) This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, (ii) This Agreement may be amended from time to time by the Unaffiliated Seller and the Depositor by written agreement, upon the prior written consent of the Certificate Insurer (which consent shall not be withheld if, in the Opinion of Counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders), without notice to or consent of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party, (iii) This Agreement may be amended from time to time by the Unaffiliated Seller and the Depositor with the consent of the Certificate Insurer (which consent shall not be withheld if, in the Opinion of Counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders), the Majority Certificateholders and the Holders of the majority of the Percentage Interest in the Class R Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the REMIC Trust as a REMIC or cause a tax to be imposed on the REMIC; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby, and (iv) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

                  (b) The parties agree that each of the Certificate Insurer and the Trustee is an intended third-party beneficiary of this Agreement to the extent necessary to enforce the rights and to obtain the benefit of the remedies of the Depositor under this Agreement which are assigned to the Trustee for the benefit of the Certificateholders pursuant to the Pooling and Servicing Agreement and to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of the Unaffiliated Seller under Section 4.01 and 4.05(a)(ii) of this Agreement. The parties further agree that First Union Securities, Inc. and each of its directors and each person or entity who controls First Union Securities, Inc. or any such person, within the meaning of
Section 15 of the Securities Act (each, an "Underwriter Entity") is an intended third-party beneficiary of this Agreement to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of the Unaffiliated Seller with respect to each Underwriter Entity under Section 4.05(a)(i) of this Agreement.

                  (c) The Depositor and the Unaffiliated Seller intend the conveyance by Unaffiliated Seller to the Depositor of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan.

                     [Signatures Commence on Following Page]

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                       RESIDENTIAL ASSET FUNDING CORPORATION



                                       By:
                                          ----------------------------------
                                             Name:
                                             Title:


                                       HOME LOAN AND INVESTMENT BANK, F.S.B.



                                       By:
                                          ----------------------------------
                                             Name:
                                             Title:


                [Unaffiliated Seller's Agreement Signature Page]

                                                                       EXHIBIT A

                       CLOSING SCHEDULE (FIXED RATE LOANS)

                                                                       EXHIBIT B

                             CLOSING SCHEDULE (ARMS)

                                                                       EXHIBIT C


                              OFFICER'S CERTIFICATE

                                                                       EXHIBIT D

                               OPINION OF COUNSEL
                             TO UNAFFILIATED SELLER

                                       iv